Exhibit 5.2

Morgan, Lewis & Bockius c/o Suites 1902-09, 19th Floor, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong Direct: +852.3551.8500 Fax: +852.3006.4346 www.morganlewis.com

September 2, 2022

Intchains Group Limited

c/o 9/F, A Block, No.333 Haiyang No.1 Road,

Lingang Science and Technology Park,

Pudong New Area, Shanghai, 201306,

the People’s Republic of China

RE:	Intchains Group Limited—Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. counsel to Intchains Group Limited, a company incorporated in the Cayman Island (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Form F-1 (Registration No. 333-265756), including the prospectus and all amendments and supplements thereto (the “Registration Statement”), relating to the registration of (i) Class A ordinary shares, par value US$0.000001 per share, of the Company, which will be represented by American depositary shares (“ADSs”) evidenced by American depositary receipts, (ii) warrants to purchase up to 3% of the ADSs sold in the offering to be issued to the underwriter(s) (the “Underwriters’ Warrants”), and (iii) the ADSs issuable upon exercise of the Underwriters’ Warrants.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of the Underwriters’ Warrants, and (iii) such other documents and records as we have deemed necessary.

With your permission, for the purposes of the opinion expressed herein, we have assumed the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have assumed that the Company has the requisite legal power and authority under the law of the Cayman Islands to execute and deliver the Underwriters’ Warrants and perform its obligations thereunder. We have further assumed that (i) under the law of the Cayman Islands, the Underwriters’ Warrants have been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms and (ii) under the law of the Cayman Islands, the Underwriters’ Warrants constitute valid and binding obligations of the Company.

Based upon the foregoing, we are of the opinion that to the extent governed by the laws of the State of New York, the Underwriters’ Warrants have been duly authorized and, when executed, registered and delivered and paid for in the manner contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Company.

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The opinions expressed above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally and (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality.

This opinion has been prepared for use in connection with the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the Commission on the date hereof, and to each reference to us under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius

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